     As filed with the Securities and Exchange Commission on June 9, 1997
                                                       Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             --------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             --------------------

                         WESLEY JESSEN VISIONCARE, INC.
             (Exact name of registrant as specified in its charter)

                             --------------------

               Delaware                                         36-4023739
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)

333 East Howard Avenue, Des Plaines, IL                         60018-5903
(Address of Principal Executive Offices)                        (Zip Code)

        WESLEY-JESSEN HOLDING, INC. 1995 STOCK PURCHASE AND OPTION PLAN
              WESLEY-JESSEN HOLDING, INC. 1996 STOCK OPTION PLAN
               WESLEY JESSEN VISIONCARE, INC. 1997 NON-EMPLOYEE
                          DIRECTOR STOCK OPTION PLAN
           WESLEY JESSEN VISIONCARE, INC. 1997 STOCK INCENTIVE PLAN
                           (Full Title of the Plans)

                                 Kevin J. Ryan
                               President and CEO
                        Wesley Jessen VisionCare, Inc.
                            333 East Howard Avenue
                          Des Plaines, IL  60018-5903
                                (847) 294-3000
(Name, address including zip code, and telephone number, including area code, of Agent for Service)

                                    Copy to:
                                    -------
                                Dennis M. Myers
                                Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                Proposed maximum      Proposed maximum        Amount of
 Title of securities to be   Amount to be      offering price per    aggregate offering      registration
        registered            registered              share                 price                 fee
-----------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share ...    2,193,052 shares        $1.14(1)             $ 2,500,080            $  758
-----------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share ...      424,518 shares        $7.24(2)             $ 3,073,510            $  932
-----------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share ...    1,050,000 shares       $17.44(3)             $18,312,000            $5,549
-----------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) based upon the weighted average exercise price of $1.14 relating to the options granted under the Registrant's 1995 Stock Purchase and Option Plan (the "1995 Plan").
(2) Estimated pursuant to Rule 457(h) based upon an exercise price of $7.24 relating to options granted under the Registrant's 1996 Stock Option Plan (the "1996 Plan").
(3) Estimated pursuant to Rule 457(h) based upon the average of the high and low prices reported on the Nasdaq National Market on June 4, 1997.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the
                                                       --------------
Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by Wesley Jessen VisionCare, Inc. (formerly known as Wesley-Jessen Holding, Inc.), a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission")
 -----------                                                      ----------
are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     (a) The Corporation's Special Financial Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-22033).

     (b) The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 1997.

     (c) The description of the Corporation's Common Stock, par value $.01 per share (the "Common Stock") contained in Item 1 of the Corporation's Registration
            ------------
Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 21,
                                                  ------------
1997.

     (d) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.


     The validity of the Common Stock to be issued upon the exercise of options granted under the 1995 Plan, the 1996 Plan, the 1997 Plan and the 1997 Non-Employee Director Stock Option Plan will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois (a partnership which includes professional corporations). Certain partners of Kirkland & Ellis are partners in Randolph Street Partners, which currently owns 87,116 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL")
                                                                     ----
permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders.
Article X, Part A, of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate") includes such a provision.
      --------------------

     The Corporation's Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of
                                                     ----------
the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"),
                                                                ----------
whether the basis of such proceeding is alleged action in an official capacity as a Director of officer or in any other capacity while serving as a Director or officer, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemmitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate. This right of indemnification is a contractual right and includes the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance
                                                                       -------
of expenses"); provided, however, that, if and to the extent that the DGCL
-----------    --------  -------
requires, an advance of expenses incurred by indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all
                 -----------
amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication")
                                                            ------------------
that such indemnitee is not entitled to be indemnified for such expenses. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

     The Corporation has entered into indemnification agreements with its current Directors and executives officers substantially in the form previously filed with the Commission by the Corporation and anticipates entering into such agreements in the future with any new Director or executive officer.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.


     4.1 Amended and Restated Certificate of Incorporation of the Corporation, incorporated by reference to Exhibit 3.1(i) of the Company's Quarterly Report on Form 10-Q for the quarterly period ended
           March 29, 1997 (the "Form 10-Q").

     4.2 Amended and Restated By-laws of the Corporation, incorporated by reference to Exhibit 3.1(ii) of the Form 10-Q.

     4.3 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to Exhibit 4.1 of the Corporation's Registration Statement on Form S-1 (Registration File No. 333-17353).

     5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered hereby.

     23.1  Consent of Price Waterhouse LLP.

     23.2  Consent of Kirkland & Ellis (included in opinion filed as
           Exhibit 5.1).

     24.1  Powers of Attorney (included in Part II of Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
                        --------  -------
(a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 30, 1997.

                                       WESLEY JESSEN VISIONCARE, INC.


                                       By:  /s/    Kevin J. Ryan
                                          -----------------------------------
                                                    Kevin J. Ryan
                                          President & Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin J. Ryan, Edward J. Kelley, Stephen
G. Pagliuca and Adam W. Kirsch, signing singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              *     *     *     *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on the date indicated.


         Signature                        Capacity                     Date
         ---------                        --------                     ----

/s/ Stephen G. Pagliuca      Chairman of the Board                May 23, 1997
---------------------------
Stephen G. Pagliuca

/s/ Kevin J. Ryan            President and Director (principal    May 23, 1997
---------------------------  executive officer)
Kevin J. Ryan

/s/ Edward J. Kelley         Chief Financial Officer, Treasurer   May 23, 1997
---------------------------  and Director (principal financial
Edward J. Kelley             officer)

/s/ Ronald J. Artale         Vice President--Controller           May 23, 1997
---------------------------  (principal accounting officer)
Ronald J. Artale

/s/ Adam W. Kirsch
---------------------------  Director                             May 23, 1997
Adam W. Kirsch


         Signature                        Capacity                     Date
         ---------                        --------                     ----

                             Director
---------------------------
John W. Maki

                             Director
---------------------------
John  J. O'Malley

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.           Description of Document
-------       -----------------------

  4.1 Amended and Restated Certificate of Incorporation of the Corporation, incorporated by reference to Exhibit 3.1(i) of the Form 10-Q.

  4.2 Amended and Restated By-laws of the Corporation, incorporated by reference to Exhibit 3.1(ii) of the Form 10-Q.

  4.3 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to Exhibit 4.1 of the Corporation's Registration Statement on Form S-1 (Registration File
          No. 333-17353).

  5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered hereby.

 23.1     Consent of Price Waterhouse LLP.

 23.2     Consent of Kirkland & Ellis (included in opinion filed as
          Exhibit 5.1).

 24.1     Powers of Attorney (included in Part II of Registration Statement).